For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2023 THIRD QUARTER RESULTS AND PROVIDES BUSINESS UPDATES
PHOENIX, February 2, 2023 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) ("we," "our," the "Company" or "Cavco") today announced financial results for the third fiscal quarter ended December 31, 2022 and provided updates on other business items.
Third Quarter Highlights
•Net revenue increased to $501 million, or 16.0%, compared to $432 million in the third quarter of the prior year.
•Income before income taxes increased to $76 million, or 29%, compared to $59 million in the prior year period.
•Gross profit as a percentage of Net revenue was 26.4%, with Factory-built housing gross profit as a percentage of Net revenue at 25.5%.
•Net income per diluted share attributable to Cavco common stockholders totaled $6.66 compared to $8.57 in the prior year quarter. The prior year period includes a $3.23 per share favorable benefit from energy efficient home tax credits, which included catch up credits for homes sold between 2018 through 2021.
•Backlogs were $427 million at the end of the quarter, down $224 million sequentially from three months prior.
•Stock repurchases were $34 million, with $73 million repurchased fiscal year to date.
•Operations commenced at our manufacturing facility in Hamlet, North Carolina.
Commenting on the quarter, President and Chief Executive Officer Bill Boor said, "Our team continues to deliver outstanding performance despite rising interest rates, high inflation and uncertainty in the general economy. The market has clearly shifted over the past few quarters, but our manufacturing and retail operators are doing what they do best — staying nimble, keeping costs as variable as possible to tightly manage margins and maintaining strong teams ready for the inevitable return to an under-supplied market."
He continued, "Our balance sheet remains strong with over $280 million in cash after the acquisition of Solitaire Homes, which closed subsequent to quarter end on January 3rd. We remain focused on providing quality affordable homes, and we are well positioned to continue growing and helping more families achieve the dream of home ownership."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	December 31, 2022	January 1, 2022	Change
Net revenue
Factory-built housing	$481,193	$413,590	$67,603	16.3%
Financial services	19,410	18,124	1,286	7.1%
	$500,603	$431,714	$68,889	16.0%

Factory-built modules sold	7,544	7,645	(101)	(1.3)%

Factory-built homes sold (consisting of one or more modules)	4,442	4,424	18	0.4%

Net factory-built housing revenue per home sold	$108,328	$93,488	$14,840	15.9%

	Nine Months Ended
($ in thousands, except revenue per home sold)	December 31, 2022	January 1, 2022	Change
Net revenue
Factory-built housing	$1,613,392	$1,067,967	$545,425	51.1%
Financial services	52,941	53,712	(771)	(1.4)%
	$1,666,333	$1,121,679	$544,654	48.6%

Factory-built modules sold	25,649	20,219	5,430	26.9%

Factory-built homes sold (consisting of one or more modules)	14,899	11,721	3,178	27.1%

Net factory-built housing revenue per home sold	$108,289	$91,116	$17,173	18.8%
•In the factory-built housing segment, the increase in Net revenue for both the three and nine months was due to higher home sales volume and higher home selling prices.
•Financial services segment Net revenue increased for the three months from more insurance policies in force in the current period. For the nine months, Net revenue decreased modestly related to the market performance of the equity securities in the insurance subsidiary's portfolio during the current period and lower interest income earned on the acquired consumer loan portfolios that continue to amortize as expected. These items were partially offset by more insurance policies in force in the current year compared to the prior year.

	Three Months Ended
($ in thousands)	December 31, 2022	January 1, 2022	Change
Gross Profit
Factory-built housing	$122,923	$104,119	$18,804	18.1%
Financial services	9,045	11,089	(2,044)	(18.4)%
	$131,968	$115,208	$16,760	14.5%

Gross profit as % of Net revenue
Consolidated	26.4%	26.7%	N/A	(0.3)%
Factory-built housing	25.5%	25.2%	N/A	0.3%
Financial services	46.6%	61.2%	N/A	(14.6)%

Selling, general and administrative expenses
Factory-built housing	$54,127	$55,735	$(1,608)	(2.9)%
Financial services	4,777	4,587	190	4.1%
	$58,904	$60,322	$(1,418)	(2.4)%

Income from Operations
Factory-built housing	$68,796	$48,384	$20,412	42.2%
Financial services	4,268	6,502	(2,234)	(34.4)%
	$73,064	$54,886	$18,178	33.1%

	Nine Months Ended
($ in thousands)	December 31, 2022	January 1, 2022	Change
Gross Profit
Factory-built housing	$412,174	$252,691	$159,483	63.1%
Financial services	22,117	26,458	(4,341)	(16.4)%
	$434,291	$279,149	$155,142	55.6%

Gross profit as % of Net revenue
Consolidated	26.1%	24.9%	N/A	1.2%
Factory-built housing	25.5%	23.7%	N/A	1.8%
Financial services	41.8%	49.3%	N/A	(7.5)%

Selling, general and administrative expenses
Factory-built housing	$176,690	$131,579	$45,111	34.3%
Financial services	15,244	14,947	297	2.0%
	$191,934	$146,526	$45,408	31.0%

Income from Operations
Factory-built housing	$235,484	$121,112	$114,372	94.4%
Financial services	6,873	11,511	(4,638)	(40.3)%
	$242,357	$132,623	$109,734	82.7%
•In the factory-built housing segment, the gross profit percentage and total Gross profit for both the three and nine months increased from higher home sales prices.

•In the financial services segment, Gross profit and Income from operations for the three and nine months were negatively affected by higher insurance claims from Arizona and North Texas weather related events compared to the same period last year.
•Selling, general and administrative expenses for the three months decreased as the prior year quarter included higher contractor fees related to the claiming of the energy efficient home credits. This was partially offset by higher incentive compensation on improved earnings. For the nine months, Selling, general and administrative expenses increased from higher compensation on improved earnings and higher legal and professional fees.

	Three Months Ended
($ in thousands, except per share amounts)	December 31, 2022	January 1, 2022	Change
Net Income attributable to Cavco common stockholders	$59,524	$79,419	$(19,895)	(25.1)%
Diluted net income per share	$6.66	$8.57	$(1.91)	(22.3)%

	Nine Months Ended
($ in thousands, except per share amounts)	December 31, 2022	January 1, 2022	Change
Net Income attributable to Cavco common stockholders	$193,242	$144,075	$49,167	34.1%
Diluted net income per share	$21.55	$15.54	$6.01	38.7%
•For the three and nine months ended January 1, 2022, income taxes resulted in a benefit of $20.7 million and $0.9 million, respectively, due to $34.4 million of net tax credits related to the construction and sale of energy efficient homes in the calendar years 2018 through 2021. The current year periods include $2.4 million and $5.1 million, respectively, for homes sold during calendar year 2022 as the program was extended in the Consolidated Appropriations Act of 2021.

Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended		Nine Months Ended
($ in millions)	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net revenue
Unrealized gains (losses) recognized during the period on securities held in the financial services segment	$0.7	$0.5	$(0.5)	$0.4
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	(0.6)	(5.8)	(5.1)	(6.2)
Legal and other expense related to the SEC inquiry, net of recovery	(0.8)	(0.6)	(3.6)	(1.2)
Acquisition related deal costs	(0.5)	—	(0.6)	(2.4)
Other income, net
Corporate unrealized (losses) gains recognized during the period on securities held	(0.1)	2.3	(1.2)	4.0
Gain on consolidation of equity method investment	—	—	—	3.3
Income tax (expense) benefit
Energy efficient home tax credits, net	2.4	34.4	5.1	34.4
Tax benefits from stock option exercises	0.4	0.6	0.4	1.3
Housing Demand and Production Updates
Our backlog at December 31, 2022 was $427 million compared to $651 million last quarter, a decrease of $224 million or 34%. This was largely due to lower home order rates net of cancellations. Order rates are down from the extreme highs we saw during the summer of 2020 to the summer of 2021. For the third fiscal quarter of 2023, our capacity utilization was approximately 65% over all available production days, but was approximately 80% excluding market and weather driven downtime.
Acquisition of Solitaire Homes
As announced on January 3, 2023, we completed the acquisition of the business of Solitaire Homes, including its four manufacturing facilities, twenty-two retail locations and its dedicated transportation operations. The addition of Solitaire Homes strengthens our position in the Southwest, with high quality products that complement our existing home offerings. The purchase price totaled $93 million, before certain customary adjustments, and was funded with cash on hand.

Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, February 3, 2023, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BI61e4ec0a32d945f181024ab2fea0748c to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood, MidCountry and Solitaire. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 2, 2022 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 31, 2022	April 2, 2022
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$376,148	$244,150
Restricted cash, current	9,911	14,849
Accounts receivable, net	80,062	96,052
Short-term investments	16,607	20,086
Current portion of consumer loans receivable, net	13,763	20,639
Current portion of commercial loans receivable, net	33,899	32,272
Current portion of commercial loans receivable from affiliates, net	298	372
Inventories	215,458	243,971
Prepaid expenses and other current assets	86,408	71,726
Total current assets	832,554	744,117
Restricted cash	335	335
Investments	21,822	34,933
Consumer loans receivable, net	26,903	29,245
Commercial loans receivable, net	40,727	33,708
Commercial loans receivable from affiliates, net	3,049	2,214
Property, plant and equipment, net	194,329	164,016
Goodwill	100,577	100,993
Other intangibles, net	26,948	28,459
Operating lease right-of-use assets	17,230	16,952
Total assets	$1,264,474	$1,154,972
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$26,788	$43,082
Accrued expenses and other current liabilities	251,635	251,088
Total current liabilities	278,423	294,170
Operating lease liabilities	13,058	13,158
Other liabilities	7,898	10,836
Deferred income taxes	8,663	5,528
Redeemable noncontrolling interest	932	825
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,319,700 and 9,292,278 shares, respectively	93	93
Treasury stock, at cost; 556,344 and 241,773 shares, respectively	(134,270)	(61,040)
Additional paid-in capital	268,423	263,049
Retained earnings	821,998	628,756
Accumulated other comprehensive loss	(744)	(403)
Total stockholders' equity	955,500	830,455
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,264,474	$1,154,972

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net revenue	$500,603	$431,714	$1,666,333	$1,121,679
Cost of sales	368,635	316,506	1,232,042	842,530
Gross profit	131,968	115,208	434,291	279,149
Selling, general and administrative expenses	58,904	60,322	191,934	146,526
Income from operations	73,064	54,886	242,357	132,623
Interest expense	(216)	(209)	(610)	(576)
Other income, net	3,233	4,258	6,455	11,387
Income before income taxes	76,081	58,935	248,202	143,434
Income tax (expense) benefit	(16,492)	20,680	(54,721)	910
Net income	59,589	79,615	193,481	144,344
Less: net income attributable to redeemable noncontrolling interest	65	196	239	269
Net income attributable to Cavco common stockholders	$59,524	$79,419	$193,242	$144,075

Net income per share attributable to Cavco common stockholders
Basic	$6.71	$8.66	$21.72	$15.68
Diluted	$6.66	$8.57	$21.55	$15.54
Weighted average shares outstanding
Basic	8,870,565	9,174,224	8,897,405	9,187,828
Diluted	8,936,075	9,270,438	8,969,104	9,270,855

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Capital expenditures	$7,662	$4,267	$40,850	$8,938
Depreciation	$3,389	$3,037	$10,663	$5,888
Amortization of other intangibles	$501	$523	$1,511	$862

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